UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 24, 2018

STEWART INFORMATION SERVICES CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	001-02658	74-1677330
(STATE OR OTHER JURISDICTION)	(COMMISSION FILE NO.)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

1980 Post Oak Blvd, Houston, Texas 77056

(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (713) 625-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01.	Other Events.

As previously announced, on March 18, 2018, Stewart Information Services Corporation, a Delaware corporation ("Stewart"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Fidelity National Financial, Inc., a Delaware corporation ("FNF"), A Holdco Corp., a Delaware corporation and a wholly-owned direct subsidiary of FNF ("Merger Sub I"), and S Holdco LLC, a Delaware limited liability company and a wholly-owned direct subsidiary of FNF ("Merger Sub II" and, together with Merger Sub I, the "Merger Subs"). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub I will merge with and into Stewart ("Merger I"), with Stewart surviving Merger I as a direct wholly-owned subsidiary of FNF, and Stewart will merge with and into Merger Sub II ("Merger II" and, together with Merger I, the "Mergers"), with Merger Sub II surviving Merger II as a direct wholly-owned subsidiary of FNF.

As previously disclosed on page 116 of the definitive proxy statement related to the Mergers that was first mailed to stockholders of Stewart on or about August 1, 2018 (the "Definitive Proxy Statement"), in connection with the Mergers, as of the mailing of the Definitive Proxy Statement two lawsuits had been filed by purported Stewart stockholders, captioned Franchi v. Stewart Information Services Corporation, et al., No. 18-cv-00951 (D. Del. June 27, 2018) and Lowinger v. Stewart Information Services Corporation, et al., No. 18-cv-02203 (S.D. Tex. June 28, 2018).

The actions allege, among other things, that the registration statement filed with the U.S. Securities and Exchange Commission on May 30, 2018 omitted information and that defendants violated Sections 14(a) and/or 20(a) of the Securities Exchange Act of 1934. The actions seek, among other things, injunctive relief and an award of attorneys' fees and expenses.

Stewart and the other named defendants deny that they have committed or assisted others in committing any violations of law or breaches of duty to Stewart stockholders, and expressly maintain that, to the extent applicable, they complied with their fiduciary and other legal duties. Stewart believes that no supplemental disclosures are required under applicable laws; however, to moot plaintiffs' purported disclosure claims and minimize the burden and expense of defending the actions, Stewart is making certain disclosures below that supplement and revise those contained in the Definitive Proxy Statement (the "Supplemental Disclosures").

Nothing in the Supplemental Disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the Supplemental Disclosures set forth herein. The Supplemental Disclosures should be read in conjunction with the Definitive Proxy Statement, along with periodic reports and other information Stewart files with the U.S. Securities and Exchange Commission. To the extent that the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement. All page references are to pages in the Definitive Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement.

SUPPLEMENTAL DISCLOSURES

(i) The second paragraph on page 44 of the Risk Factors Relating to FNF After Completion of the Mergers is amended and restated in its entirety to read as follows:

The anticipated cost savings, synergies and other benefits include the combination of offices in various locations and the elimination of numerous technology systems, duplicative personnel and duplicative market and other data sources. FNF has estimated operational cost synergies to be potentially $135 million. However, these anticipated cost savings, synergies and other benefits assume a successful integration and are based on projections, which are inherently uncertain, and other assumptions. Even if integration is successful, anticipated cost savings, synergies and other benefits may not be achieved.

(ii) The Background of the Mergers section is amended and supplemented to include the following sentences:

The confidentiality agreements entered into with Parties B-E contain standstill provisions, including "don't ask, don't waive" provisions pursuant to which counterparties agree that they will not request a waiver of the standstill provisions. These agreements will continue to be in effect as of September 5, 2018. The confidentiality agreement entered into with Party F contains standstill provisions, but does not include "don't ask, don't waive" provisions, and the standstill provisions terminated with the announcement of the Merger Agreement.

(iii) The fourth paragraph on page 82 of the Background of the Mergers section is amended and restated in its entirety to read as follows:

Between January 30, 2018 and February 12, 2018, one or more of Messrs. Apel and Press had several discussions with the chief executive officer of Party C and certain other members of Party C's management to discuss the impact of the Schedule 13D filed by Starboard on January 26 and the likelihood of Starboard voting in favor of a transaction between Stewart and Party C on the terms proposed by Party C given the mutual interest of Stewart and Party C in avoiding the entrance into a potential transaction that would not be well-received by Stewart's shareholders, including Starboard, and to discuss concerns raised by Party C's management that Starboard's 13D filing raised the possibility that Starboard may launch a proxy contest in lieu of voting in favor of a transaction between Stewart and Party C on the terms proposed by Party C.

(iv) The first paragraph on page 95 of the Summary of Financial Analyses-Selected Public Companies Analysis section is amended and restated in its entirety to read as follows:

Citi reviewed the closing stock prices for each of the selected companies as of March 15, 2018, as a multiple of estimated earnings per share (which is referred to as "P/EPS") for calendar years 2018 and 2019. The following table sets out the calendar year 2018 estimated P/EPS multiples and calendar year 2019 estimated P/EPS multiples observed for each of the selected companies based on market data for the selected companies as of March 15, 2018:

Comparable Company	2018 P/EPS Multiple	2019 P/EPS Multiple
Fidelity National Financial, Inc.	13.8x	12.5x
First American Financial Corporation	13.2x	12.3x
Old Republic International Corporation	11.4x	10.8x

The calendar year 2018 estimated P/EPS multiples and calendar year 2019 estimated P/EPS multiples observed for the selected companies based on market data for the selected companies as of March 15, 2018 ranged from 11.4x to 13.8x and 10.8x to 12.5x, respectively. The calendar year 2018 estimated P/EPS multiple and calendar year 2019 estimated P/EPS multiple observed for Stewart were 12.7x and 10.6x, respectively.

(v) The first paragraph on Page 95 of the Summary of Financial Analyses-Dividend Discount Analysis is amended and restated in its entirety to read as follows:

Citi performed a dividend discount analysis of Stewart to calculate the estimated present value of the Estimated Stewart Distributable Cash that Stewart was forecasted to generate during fiscal years ending December 31, 2018 through December 31, 2021 based on the Stewart Forecasts. Citi calculated a range of illustrative terminal values for Stewart, by applying a range of P/EPS multiples of 11.0x to 14.0x, which Citi selected in its professional judgment based on Stewart's historical trading range, to Stewart's estimated net income of $97 million for the fiscal year ending December 31, 2022, which implied perpetuity growth rates ranging from (0.5%) to 2.7%. Stewart's estimate of $97 million was derived by Stewart management with the assistance of Citi by using the same macroeconomic growth indicators used to prepare Stewart's 2021 internal forecasts. The present values as of December 31, 2017 of such Estimated Stewart Distributable Cash and terminal values for Stewart were then calculated using discount rates ranging from 8.6% to 10.1%, which were selected based upon an analysis of Stewart's cost of equity, which Citi performed utilizing the capital asset pricing model, which requires certain company-specific inputs, including Stewart's target capital structure, the beta for the company, tax rate, and equity market risk premia and yields for U.S treasury notes, which Citi determined were relevant based on publicly available data and Citi's professional judgment. This analysis implied an equity value per share of $39.25 to $50.25 per share of Stewart common stock, as compared to (a) the implied merger consideration of $49.74 per share of Stewart common stock, and (b) the implied adjusted merger consideration of $45.26 per share of Stewart common stock.

(vi) The first paragraph on Page 97 of the Unaudited Prospective Financial Information-Estimated Stewart Distributable Cash section is amended and restated in its entirety to read as follows:

Estimated Stewart Distributable Cash

In connection with the financial analysis performed by Citi described above under "Opinion of Citi—Summary of Financial Analyses", Stewart management, with the assistance of Citi, prepared, and Stewart approved for Citi's use an estimate of distributable cash to Stewart shareholders based on the Stewart Forecasts and the estimated statutory dividend capacity of Stewart Title Guaranty Company and Stewart Title Insurance Company, Stewart's regulated insurance entities, and additional earnings of Stewart not subject to regulatory constraints. Estimated Stewart Distributable Cash is calculated as the minimum of three tests (plus such additional earnings of Stewart not subject to regulatory constraints): (i) statutory capital and surplus is assumed to be constrained by Fitch 3.5x operating leverage ("Test One"); (ii) statutory dividend capacity for a given year is limited to 20% of prior year end statutory capital surplus or prior year net income, whichever is greater, based on Texas regulatory limitations ("Test Two"); and (iii) the amount of statutory liquid assets, including cash and investments, less statutory liabilities ("Test Three" and, together with Test One and Test Two, the "Tests"). The table below presents a summary of estimated distributable cash flow to Stewart shareholders, which we refer to as Estimated Stewart Distributable Cash:

As of and for years ended December 31 (dollars in millions)
	2018	2019	2020	2021
Test One
Annual Stat Premiums / EOY Surplus	3.5x	3.5x	3.5x	3.5x
Target Premiums to EOY Surplus	3.5x	3.5x	3.5x	3.5x
Min Surplus	$559	$579	$603	$618
Max Dividend Capacity	$53	$52	$57	$68
Test Two
20% BoP Surplus	$109	$112	$116	$121
Previous Year Stat Net Income	48	69	72	81
Max Dividend Capacity	$109	$112	$116	$121
Test Three
BoP Stat Cash + Investments	$601	$635	$674	$718
(+) Statutory Net Income	69	72	81	83
(+) Growth In Investments	18	19	20	22
(-) EoP Statutory Liabilities	(600)	(639)	(679)	(720)
Max Dividend Capacity	$87	$87	$96	$103
Min Stat Liquid Assets / Liabilities	100%	100%	100%	100%

Statutory Dividend (Minimum of the Tests)	$53	$52	$57	$68
Illustrative HoldCo Net Income	9	10	11	11
Estimated Distributable Cash Flow to Stewart Shareholders	$62	$62	$68	$80

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, Stewart’s expectations or predictions of future financial or business performance conditions. All statements, other than statements of historical or current fact, included in this communication that address activities, events, conditions or developments that Stewart expects, believes or anticipates will or may occur in the future are forward-looking statements. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “evaluate,” “expect,” “explore,” “forecast,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “probable,” “project,” “seek,” “should,” “view,” or “will,” or the negative thereof or other variations thereon, or comparable terminology. Forward looking statements give our current expectations and projections relating to our financial conditions, results of operations, plans, objectives, future performance and business and these statements are not guarantees of future performance. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. The forward looking statements in this communication speak only as of the date of this communication. Stewart assumes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; the risk that Stewart shareholders may not adopt the Merger Agreement; the risk that the necessary regulatory approvals for the Mergers may not be obtained or may be obtained subject to conditions that are not anticipated; risks that any of the closing conditions to the Mergers may not be satisfied in a timely manner; the risk that the businesses of Stewart and FNF will not be integrated successfully following the Mergers, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the Mergers will not be realized; and other risks detailed in the risk factors discussed in “Item 1.A. Risk Factors” in Stewart’s and FNF’s most recent Annual Reports on Form 10-K, as updated by any Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Form S-4 (as defined below), the Definitive Proxy Statement and other filings with the U.S. Securities and Exchange Commission (“SEC”).

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the Mergers between Stewart and FNF. In connection with the Mergers, FNF filed with the SEC on May 30, 2018, a registration statement on Form S-4 containing a proxy statement/prospectus, as amended by Amendment No. 1 on July 12, 2018 and Amendment No. 2 on July 26, 2018, which was declared effective by the SEC on August 1, 2018 (the “Form S-4”). Stewart filed the Definitive Proxy Statement and began to mail the Definitive Proxy Statement to its shareholders on August 1, 2018. INVESTORS AND SECURITY HOLDERS OF STEWART ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE FORM S-4 and THE DEFINITIVE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MERGERS. Investors and security holders will be able to obtain copies of the Form S-4 and the Definitive Proxy Statement, as well as other filings containing information about Stewart and FNF, without charge, at the SEC’s website, http://www.sec.gov. Copies of the documents filed with the SEC by Stewart (when they are available) will be available free of charge within the investor relations section of Stewart’s website at http://www.stewart.com/investor-relations.html. Copies of the documents filed with the SEC by FNF (when they are available) will be available free of charge within the investor relations section of FNF’s website at http://www.investr.fnf.com.

Participants in Solicitation

Stewart and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement, including the Mergers. Information regarding Stewart’s directors and executive officers is contained in Stewart’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 28, 2018, its Proxy Statement on Schedule 14A filed with the SEC on March 29, 2017, the Form S-4 and the Definitive Proxy Statement.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION

By:	/s/ David C. Hisey
David C. Hisey, Chief Financial Officer, Secretary, Treasurer

Date: August 24, 2018